Exhibit 10.1

SECOND AMENDMENT TO CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this “Agreement”) is entered into as of August 14, 2015 by and among IGI Laboratories, Inc., a Delaware corporation (“IGI”), Igen Inc., a Delaware corporation (“Igen”), IGI Labs, Inc., a Delaware corporation (“IGI Labs”) (IGI, Igen and IGI Labs are sometimes referred to herein collectively as the “Borrowers” and individually as a “Borrower”), General Electric Capital Corporation, as Agent, and the Lenders signatory hereto.

WITNESSETH:

WHEREAS, Borrowers, Agent and the other Lenders from time to time party thereto are parties to that certain Credit Agreement dated as of November 18, 2014 (as amended pursuant to that certain First Amendment to Credit Agreement, dated as of December 9, 2014, and as otherwise amended, restated, supplemented or modified from time to time, the “Credit Agreement”; unless otherwise defined herein, capitalized terms used herein that are not otherwise defined herein shall have the respective meanings assigned to such terms in the Credit Agreement, as amended hereby); and

WHEREAS, the Credit Parties have requested that the Agent and Lenders amend certain provisions of the Credit Agreement, and, subject to the satisfaction of the conditions set forth herein, the Agent and the Lenders signatory hereto are willing to do so, on the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:

1.          Amendments to Credit Agreement. Upon satisfaction of the conditions set forth in Section 2 hereof, the Credit Agreement is hereby amended as follows:

a.           Article VI (Financial Covenants) of the Credit Agreement is hereby modified by amending and restating such Article in its entirety as follows:

ARTICLE VI.

FINANCIAL COVENANTS

Each Credit Party covenants and agrees that, so long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation (other than contingent indemnification Obligations to the extent no claim giving rise thereto has been asserted) shall remain unpaid or unsatisfied:

6.1           Fixed Charge Coverage Ratio. Commencing on the date on which a Financial Covenant Period begins and measured as of the end of the twelve fiscal month period ending on the last day of the Fiscal Quarter immediately preceding the date on which such Financial Covenant Period begins, and as of the last day of each Fiscal Quarter ending thereafter during such Financial Covenant Period, the Credit Parties shall not permit the Fixed Charge Coverage Ratio to be less than 1.25:1.00.

“Fixed Charge Coverage Ratio” shall be calculated in the manner set forth in Exhibit 4.2(b).

6.2           Minimum Liquidity. The Credit Parties shall maintain Liquidity of no less than the greater of $2,000,000 and 20% of the Aggregate Revolving Loan Commitment at all times during a Financial Covenant Period.

b.           Section 11.1 (Defined Terms) of the Credit Agreement is hereby amended by adding the following sentence to the end of the definition of “Reserves” appearing therein:

“So long as any bailee shall be in possession of Collateral located at 4850 Mendenhall Road, Memphis, Tennessee and the Credit Parties shall not have delivered a bailee waiver in respect thereof in form and substance reasonably satisfactory to Agent, Agent shall maintain a reserve against Availability in an amount equal to the greater of (i) $350,000 and (ii) the aggregate value of Collateral at such location at any time of determination.”

c.           Section 11.1 (Defined Terms) of the Credit Agreement is hereby amended by adding the following new definitions in the proper alphabetical order:

“Commencement Date” means any date on which Liquidity is less than the applicable Threshold Amount.

“Convertible Senior Notes” means those certain 3.75% convertible senior notes due 2019 issued pursuant to that certain Indenture, dated as of December 16, 2014, between IGI, as issuer, and Wilmington Trust, National Association, as trustee.

“Financial Covenant Period” means a period which shall commence on any applicable Commencement Date and shall continue until the last day of the first full fiscal month after such Commencement Date in which Liquidity shall not have been less than the applicable Threshold Amount at any time.

“Second Amendment Effective Date” means August 14, 2015.

“Threshold Amount” means (x) prior to the repurchase or redemption of all Convertible Senior Notes, $84,000,000, and (y) after the repurchase or redemption of all Convertible Senior Notes, the greater of (i) $10,000,000 and (ii) 50% of Liquidity measured immediately after such repurchase or redemption.

d.           Section (c) of Exhibit 4.2(b) (Form of Compliance Certificate) is hereby modified by amending and restating such subsection in its entirety as follows:

“(c)          [no Financial Covenant Period existed during that portion of the period covered by the financial statements delivered in connection with this certificate not already covered by a previously delivered Compliance Certificate] [a Financial Covenant Period existed during that portion of the period covered by the financial statements delivered in connection with this certificate not already covered by a previously delivered Compliance Certificate and Exhibit A hereto is a correct calculation of each of the financial covenants contained in Article VI of the Credit Agreement, as applicable]; and”

2.          Conditions. The effectiveness of this Agreement is subject to the satisfaction of the following conditions precedent:

a.           the execution and delivery of this Agreement by each Credit Party, Agent and the Required Lenders; and

b.           the truth and accuracy of the representations and warranties contained in Section 3 hereof.

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3.          Representations and Warranties. Each Credit Party hereby represents and warrants to Agent and each Lender as follows:

a.           the execution, delivery and performance by each of the Credit Parties of this Agreement have been duly authorized by all necessary action, and do not and will not:

(i)          contravene the terms of any of that Person’s Organization Documents;

(ii)         conflict with or result in any material breach or contravention of, or result in the creation of any Lien under, any document evidencing any material Contractual Obligation to which such Person is a party or any order, injunction, writ or decree of any Governmental Authority to which such Person or its Property is subject; or

(iii)        violate any material Requirement of Law in any material respect;

b.           such Credit Party has the power and authority to execute, deliver and perform its obligations under this Agreement and the Credit Agreement, as amended hereby;

c.           this Agreement constitutes the legal, valid and binding obligations of each such Person which is a party hereto enforceable against such Person in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability;

d.           after giving effect to this Agreement and the transactions contemplated hereby, each of the representations and warranties contained in the Credit Agreement and the other Loan Documents is true and correct in all material respects on and as of the date hereof as if made on the date hereof (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date); and

e.           no Default or Event of Default exists or would result from the transactions contemplated by this Agreement.

4.          No Modification. Except as expressly set forth herein, nothing contained herein shall be deemed to constitute a waiver of compliance with any term or condition contained in the Credit Agreement or any of the other Loan Documents or constitute a course of conduct or dealing among the parties. Except as expressly stated herein, the Agent and Lenders reserve all rights, privileges and remedies under the Loan Documents. Except as amended or consented to hereby, the Credit Agreement and other Loan Documents remain unmodified and in full force and effect. All references in the Loan Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as modified hereby. This Agreement shall constitute a Loan Document.

5.          Counterparts. This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed signature page of this Agreement by facsimile transmission or Electronic Transmission shall be as effective as delivery of a manually executed counterpart hereof.

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6.          Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that none of the Credit Parties may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Agent.

7.          Governing Law. The laws of the State of New York shall govern all matters arising out of, in connection with or relating to this Agreement, including, without limitation, its validity, interpretation, construction, performance and enforcement (including, without limitation, any claims sounding in contract or tort law arising out of the subject matter hereof and any determinations with respect to post-judgment interest).

8.          Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

9.          Captions. The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

10.         Reaffirmation. Each of the Credit Parties as debtor, grantor, pledgor, guarantor, assignor, or in other any other similar capacity in which such Credit Party grants liens or security interests in its property or otherwise acts as accommodation party or guarantor, as the case may be, hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Loan Documents to which it is a party (after giving effect hereto) and (ii) to the extent such Credit Party granted liens on or security interests in any of its property pursuant to any such Loan Document as security for or otherwise guaranteed the Borrower’s Obligations under or with respect to the Loan Documents, ratifies and reaffirms such guarantee and grant of security interests and liens and confirms and agrees that such security interests and liens hereafter secure all of the Obligations as amended hereby. Each of the Credit Parties hereby consents to this Agreement and acknowledges that each of the Loan Documents remains in full force and effect and is hereby ratified and reaffirmed. The execution of this Agreement shall not operate as a waiver of any right, power or remedy of the Agent or Lenders, constitute a waiver of any provision of any of the Loan Documents or serve to effect a novation of the Obligations.

11.         Release of Claims. In consideration of the Lenders’ and the Agent’s agreements contained in this Agreement, each Credit Party hereby irrevocably releases and forever discharge the Lenders and the Agent and their affiliates, subsidiaries, successors, assigns, directors, officers, employees, agents, consultants and attorneys (each, a “Released Person”) of and from any and all claims, suits, actions, investigations, proceedings or demands, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law of any kind or character, known or unknown, which such Credit Party ever had or now has against Agent, any Lender or any other Released Person which relates, directly or indirectly, to any acts or omissions of Agent, any Lender or any other Released Person relating to the Credit Agreement or any other Loan Document on or prior to the date hereof.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

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IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the date set forth above.

BORROWERS:

IGI LABORATORIES, INC.

By:	/s/ Jenniffer Collins
Name:	Jenniffer Collins
Title:	CFO & Secretary

IGEN INC.

By:	/s/ Jenniffer Collins
Name:	Jenniffer Collins
Title:	CFO & Secretary

IGI LABS, INC.

By:	/s/ Jenniffer Collins
Name:	Jenniffer Collins
Title:	CFO & Secretary

Second Amendment to Credit Agreement

AGENT AND LENDERS:

GENERAL ELECTRIC CAPITAL CORPORATION, as Agent

By:	/s/ Jason Dufour
Name:	Jason Dufour
Title:	Its Duly Authorized Signatory

Second Amendment to Credit Agreement

GE CAPITAL BANK,
as a Lender

By:	/s/ Paul Sleet
Name:	Paul Sleet
Title:	Duly Authorized Signatory

Second Amendment to Credit Agreement